SECOND AMENDMENT TO LEASE AGREEMENT


     THIS SECOND AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the "Second Amendment") is made as of the ______ day of September 1998, by and between WEEKS REALTY, L.P.
(hereinafter referred to as "Landlord") and RADIANT SYSTEMS, INC.
(hereinafter referred to as "Tenant").

                             WITNESSETH:

     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated October 7, 1997, as amended by that certain First Amendment to Lease dated April 3, 1998, (hereinafter collectively referred to as the "Agreement"), for the lease of land and an office building containing approximately 106,631 rentable square feet (and 102,043 usable square feet) of office and warehouse space in Brookside Office Park, Fulton County, Georgia;

     WHEREAS, pursuant to Paragraph 3.03 of the Agreement, Landlord provided Tenant with an Allowance in the amount of $2,244,946.00 for the installation and construction of tenant improvements to the Leased Premises, and Tenant expended $510,215.00 in excess of the Allowance;

     WHEREAS, pursuant to Paragraph 4.02 of the Agreement, Landlord agreed to pay damages to Tenant in the event there was a delay in the delivery of the Leased Premises; and

     WHEREAS, Landlord and Tenant desire to enter into this Second Amendment in order to set forth their agreement regarding the payment of such costs and to amend the rental rate accordingly under the Agreement and to provide for the resolution of any claim for the payment of damages to Tenant for delay in delivery ;

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

     1. Paragraph 3.01 of the Agreement is hereby amended to provide for the amortization of the overage cost of the Allowance. The base rental shall be as follows:

     Years 1-5      $141,168.60/month   $1,694,023.20/year
     Years 6-10     $157,266.51/month   $1,887,198.10/year

     in accordance with the Rental Rate Adjustment schedule attached hereto as Exhibit A and incorporated herein by this reference, which payments shall be due and payable together with any other additional rental due under the Agreement, all as set forth in the Agreement.

     2. In the event the net sum total cost of the tenant improvements to the Leased Premises exceeds the total Allowance, as herein adjusted, the excess shall be paid by Tenant within thirty (30) days of Tenant's receipt of Landlord's notice.

     3. Pursuant to the provisions of Paragraph 4.02 of the Agreement, Landlord hereby pays to Tenant an amount equal to $180,000.00 which amount represents full and complete payment of any amounts owed to Tenant under Paragraph 4.02 of the Agreement. Tenant hereby agrees that such amount is in full satisfaction of any amount claimed to be due Tenant under Paragraph 4.02 of the Agreement and hereby waives and releases any and all claims or any rights for additional damages it has or may have against the Landlord due to any delay in the delivery of the Leased Premises.

     4. Except as expressly modified by this Second Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

     5. In the event a provision of this Second Amendment conflicts with a provision of the Agreement, the Second Amendment shall supersede and control.

     6. All capitalized terms and phrases used herein shall have the same meaning as assigned to them in the Agreement.

     7. This Second Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

     8. This Second Amendment has been executed and shall be construed under the laws of the State of Georgia.

     IN WITNESS WHEREOF, the undersigned have caused this Second
Amendment to be executed under seal and delivered as of the day and year first above written.

                                        LANDLORD:

Signed, sealed, and delivered in        WEEKS REALTY, L.P., a Georgia
the presence of:                          limited partnership

 /s/ Ann Loewert                        By:  Weeks GP Holdings, Inc.,
Unofficial Witness                           a Georgia corporation,
                                             its sole general partner

 /s/ Karen F. Correnty
Notary Public
                                       By:/s/ Forrest W. Robinson
                                      Name:    Forrest W. Robinson
My Commission Expires:                Title:   President/C.O.O.
March 26, 2000


        [NOTARIAL SEAL]                      [CORPORATE SEAL]



                                      TENANT:

Signed, sealed, and delivered in      RADIANT SYSTEMS, INC., a Georgia
the presence of:                          corporation

___________________________
Unofficial Witness                    By: /s/ John H. Heyman
                                      Name:    John H. Heyman
 /s/ Karen Westbrook                  Title:   CFO
Notary Public

My Commission Expires:                Attest: /s/ Alon Goren
January 15, 2002                      Name:
                                      Title:

        [NOTARIAL SEAL]                         [CORPORATE SEAL]

                              EXHIBIT A


Radiant Systems at Brookside
Rental Rate Adjustment

                                                           25-Sep-98

     Building Rentable Square Feet (RSF)          106,631
     Building Useable Square Feet (USF)           102,043


                                                                  Cost           Annual Rent      Monthly Rent
                                                              -----------      -------------      ------------
Additional Tenant Improvements
($5.00 per USF amortized at 10.5%)                             510,215.00         82,615.03         6,884.59
Base Building Revisions
($0.0014 per RSF for each $1,000 of additional cost)
     Modify base building structure for file storage             1,160.00            173.17            14.43
     Increase elevators doors to 8'-0"                           2,544.00            379.78            31.65
     Maple doors at corridors                                    7,142.00          1,066.18            88.85
                                                               ----------      ------------       ----------
                                                                10,846.00          1,619.13           134.93

Total Rent Adjustments                                                            84,234.16         7,019.51
Current Rate (Yrs 1-5)                                                         1,609,789.00       134,149.08

Adjusted Rent (Yrs 1-5)                 1,609,023.16         141,168.60